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                                                                   EXHIBIT 10.31

                             TRAMMELL CROW COMPANY

                          COMMERCIAL LEASE AGREEMENT

       TRAMMELL CROW INTERNATIONAL PARTNERS, a Texas Limited Partnership
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                                                                          Lessor

                                      AND

                                 CUPLEX, INC.

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                                                                          Lessee

                                                                      CREA - '93

STANDARD INDUSTRIAL LEASE AGREEMEENT                    33,149 Square Feet
TRAMMELL CROW COMPANY                                   ------------------------
COMMERCIAL - CREA '93                                   11420 Pagemill Road
                                                        ------------------------
                                                        Dallas, Texas 75243
                                                        ------------------------

                                                        214830-15

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                                LEASE AGREEMENT

     THIS LEASE AGREEMENT, made and entered into by and between Trammell Crow international Partners, a Texas Limited Partnership hereinafter referred to as "Lessor", and Cuplex. Inc. hereinafter referred to as "Lessee";

                                  WITNESSETH:

     1. PREMISES AND TERM.

     A. In consideration of the mutual obligations of Lessor and Lessee set forth herein, Lessor leases to Lessee, and Lessee takes from Lessor the approximately 33,149 square feet (the "Premises"), which Premises are part of that approximately 48,862 square foot building (the "Building") located on the real property situated within the County of Dallas, State of Texas, which real property is more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference (the "Land"), together with all rights, privileges,, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease. If more than one building is located on the Land, then all references herein to "Building" shall be deemed to refer to all such buildings collectively unless the context otherwise requires.

     B. The term of this Lease shall commence upon either (i) October 1, 1995, or (ii) if Lessor is required to construct improvements in the Premises pursuant to Paragraph 1.C. below, on the date of substantial completion of any such alterations or improvements to the Premises described in Paragraph 1.C. below (the "Commencement" Date). The term of this Lease shall end on the last day of the calendar month that is 36 full calendar months after the Commencement Date.

     C. If an Exhibit "B" is attached hereto, then Lessor shall construct and install in the Premises those improvements and alterations to be constructed and installed by Lessor pursuant to the plans and specifications described on such Exhibit "B" attached hereto and incorporated herein by reference (the "Plans"). As used herein, the term "substantial completion" or "substantially completed" shall mean that, in the opinion of the architect or space planner that prepared the Plans, such improvements have been completed in accordance with the Plans and the Premises are in good and satisfactory condition, subject only to completion of minor punch list items. As soon as such improvements have been substantially completed. Lessor shall notify Lessee in writing that the Commencement Date has occurred. Within ten (10) days thereafter Lessee shall submit to Lessor in written a punch list of items needing completion or correction. Lessor shall use its best efforts to complete such items within thirty (30) days after the receipt of such notice. In the event Lessee, its employees, agents or contractors cause construction of such improvements to be delayed, the Commencement Date shall be deemed to be the date that, in the opinion of the architect or space planner that prepared the Plans, substantial completion would have occurred if such delays had not taken place.

     2. BASE RENT, SECURITY DEPOSIT AND ESCROW PAYMENTS.

     A. Lessee agrees to pay to Lessor Base Rent (herein so called) for the Premises, in advance, without demand, deduction or set off, at the rate of Nine thousand six hundred sixty-eight and 46/100 Dollars ($9,668.46) per month during the term hereof. One such monthly installment, plus the other monthly charges set forth in Paragraph 2.C below, shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date; provided, however, that should this Lease commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month the rental for such partial month shall be prorated.

     B. In addition, Lessee shall deposit with Lessor on the date hereof the sum of Twelve thousand one hundred seven and 40/100 Dollars ($12,107.40) (the "Security Deposit"), which shall be held by Lessor as security for performance of Lessee's obligations under this Lease, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Lessor's damages in case of an event of default. Upon each occurrence of an event of default, Lessor may use all or part of the Security Deposit to pay past due rent or other payments due Lessor

                                       1                              CREA - '93
under this Lease, and the cost of any other damage, injury, expense or liability, chargeable to Lessee hereunder, without prejudice to any other remedy provided herein or provided by law. Lessee shall pay Lessor the amount that will restore the Security Deposit to its original amount. If, during the term of this Lease, Lessor, in Lessor's sole opinion, deems itself insecure as to the performance or prospect of performance by Lessee as to any of Lessee's obligations pursuant to this Lease, Lessee shall be required to provide Lessor with an additional security deposit, in an amount and form acceptable to Lessor, The Security Deposit shall be deemed the property of Lessor, but any remaining balance of the Security Deposit shall be returned by Lessor to Lessee when Lessee's obligations under this Lease have been fulfilled.

     C. Lessee agrees to pay, as additional rent, its Proportionate Share
(as defined in Paragraph 22.B. below) of (1) Taxes (hereinafter defined) payable by Lessor pursuant to Paragraph 3.A. below, (2) the cost of any utilities used in the Building which are not otherwise paid for by Lessee pursuant to Paragraph 8, below or billed separately to another tenant of the Building, (3) the cost of any insurance maintained by Lessor on the Building or Land, and (4) the cost of repairs, replacement, management fees, a replacement reserve for capital items and other operating expenses required by this Lease, including, without limitation, those expenses referred to in Paragraph 5.D. hereof (but excluding those expenses otherwise specifically paid for by Lessee pursuant to the terms hereof or expenses billed separately to other tenants of the Building). During each month of the term of this Lease, on the same day that Base Rent is due hereunder, Lessee shall escrow with Lessor an amount equal to 1/12 of Lessor's estimate of annual cost of its Proportionate Share of such items. Lessee authorizes Lessor to use the funds deposited with Lessor under this Paragraph 2.C. to pay such costs. The initial monthly escrow payments are based upon Lessor's estimate of amounts for the year in question, and shall be increased or decreased annually to reflect the projected actual cost of all such items. If Lessee's total escrow payments are less than Lessee's actual Proportionate Share of all such items, Lessee shall pay the difference to Lessor within ten (10) days after demand. If the total escrow payments of Lessee are more than Lessee's actual Proportionate Share of all such items, Lessor shall retain such excess and credit it against Lessee's next annual escrow payments. The amount of the monthly rental and the initial monthly escrow payments are as follows:

     (a) Base Rent as set forth in Paragraph 2.A ............... $ 9,668.46
                                                                  ---------
     (b) Taxes as set forth in Paragraph 2.C.(1) ............... $ 1,620.71
                                                                  ---------
     (c) Utilities, Insurance and other Operating Expenses as set
         forth in Paragraphs 2.C.(2), (3) and (4) .............. $   818.23
              insurance $81.49; CAM $736.74                       ---------
         Monthly Payment Total ................................. $12,107.40
                                                                  ---------

     D. In calculating the annual cost of the items described in subparagraph C above, if during any period during the relevant year the Building is less than one hundred percent (100%) occupied, then in computing the amount of Lessee's obligations Lessor shall "gross-up" the amount of any of Lessor's expenses which fluctuate with Building occupancy to the amount which, in Lessor's reasonable estimation, such fluctuating expenses would have been if the Building had been one hundred percent (100%) occupied for the entire year. Lessee will then pay Lessee's Proportionate Share of such grossed-up amount so that the actual amount paid by Lessee in respect of such fluctuating expenses is not affected by occupancy or non-occupancy of the remainder of the Building.

     3. TAXES.

     A. Lessor agrees to pay all taxes, assessments and/or governmental charges of any kind and. nature (collectively referred to herein as "Taxes") that accrue against the Premises, the Land and/or the Building, If at any time during the term of this Lease, there shall be levied, assessed or imposed on Lessor a capital levy or other tax directly on the rents received hereunder and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part upon such rents from the Premises, the Land and/or the Building, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. The Lessor shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Building and the Land within the applicable taxing jurisdiction. Lessee agrees to pay its Proportionate Share of the cost of such consultant. In addition, if the Building is a multiple occupancy Building and the cost of any improvements constructed on the Premises is disproportionately higher than the cost of improvements constructed on the premises of other tenants of the Building, then the Lessor, at its option. may require that Lessee pay the amount of Taxes attributable to such disproportionately more expensive improvements in addition to its Proportionate Share of Taxes.

     B. Prior to delinquency, Lessee shall (i) pay all taxes levied or assessed against any personal property or fixtures placed in the Premises, and (ii) upon the request of Lessor, deliver to Lessor receipts from the applicable taxing authority or other evidence acceptable to Lessor to verify that such taxes upon personal property and fixtures have been paid by Lessee. If any such taxes are levied or assessed against Lessor or Lessor's property and (i) Lessor pays the same or (ii) the assessed value of Lessor's property is increased by inclusion of such personal property and fixtures and Lessor pays the increased taxes, then, upon demand Lessee shall pay to Lessor such taxes.

                                       2                              CREA - '93

     4. LESSOR'S REPAIRS.

     A. Lessee understands and agrees that this Lease is intended to be a "net" lease, and as such, Lessor's maintenance, repair and replacement obligations are limited to those set forth in this Paragraph 4.A. Lessor, at its own cost and expense, shall be responsible for repair and replacement of only the roof, the foundation and the structural members of the exterior walls of the Building. The terms "roof" and "walls" as used herein shall not include skylights, windows, glass or plate glass, doors, special store fronts or office entries. Lessee shall immediately give Lessor written notice of defect or need for repairs, after which Lessor shall have reasonable opportunity to repair same or cure such defect. Lessor's liability with respect to any defects, repairs, replacement or maintenance for which Lessor is responsible hereunder shall be limited to the cost of such repairs or maintenance or the curing of such defect.

     B. Lessor reserves the right to perform Lessee's maintenance, repair and replacement obligations and any other items that are otherwise Lessee's obligations under Paragraph 5.B, in which event, Lessee shall pay to Lessor any cost or expense incurred by Lessor in making such repairs within ten (10) days after demand.

     5. LESSEE'S MAINTENANCE AND REPAIR OBLIGATIONS.

     A. Lessee, at its own cost and expense, shall maintain all parts of the Premises (except those for which Lessor is expressly responsible hereunder) in good condition, ordinary wear and tear excepted, and promptly make all necessary repairs and replacements to the Premises.

     B. In addition to Lessee's obligations under the preceding subparagraph A., if Lessee is the only tenant of the Building, Lessee shall be responsible for causing the parking areas, driveways, alleys and grounds surrounding the Premises to be maintained in a good, neat, clean and sanitary condition, consistent with the operation of a first class office/warehouse building. which includes, without limitation, prompt maintenance, repairs and replacements (1) of any drill or spur track servicing the Premises, (2) of the parking area associated with the Building, (3) of all grass, shrubbery and other landscape treatments surrounding the Building, (4) of the exterior of the Building (including painting), (5) of sprinkler systems and sewage lines, and (6) of any other maintenance, repair or replacement items normally associated with the foregoing. In addition, Lessee shall repair and pay for any damage caused by the negligence of Lessee, or Lessee's employees, agents or invitees, or caused by Lessee's default hereunder.

     C. In the event that the Lessee is not the sole tenant of the Building, then subject to payment by Lessee, Lessor shall perform the maintenance, repair, and replacement obligations set forth in the foregoing Subparagraph B. Lessee shall pay its Proportionate Share of the cost and expense of such repair, replacement, replacement reserve, maintenance and other such items as additional rent, pursuant to Paragraph 2.C. above. The amount of Lessee's rental obligation set forth in Paragraph 2.A. above does not include the cost of such items, and Lessor's performance of repair, replacement, maintenance and other items, is not a condition to payment of such rental obligations.

     D. Lessee agrees to pay as additional rent (pursuant to Paragraph 2.C. above) its Proportionate Share of the cost of (1) operation, maintenance and/or landscaping of any property or facility that is operated, maintained or landscaped by any property owner or community owner association that is named in any restrictive covenants or deed restrictions to which the Premises are subject and which are actually billed to the Building, and (2) operating and maintaining any property, facilities or services provided for the common use of Lessee and other lessees of the Building, which costs shall include, without limitation, management fees, maintenance and repair costs, sewer, landscaping, trash and security (if furnished by Lessor), wages and employee benefits payable to employees of Lessor whose duties are connected with the operation and maintenance of the Building, amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Building, all service, supplies, repairs, replacements or other expenses for maintaining and operating the Building, and any other facilities or services provided for the common use of Lessee and other losses of the Building.

     E. If Lessor has entered into one or more regularly scheduled preventive maintenance/service contracts with a maintenance contractor for servicing hot water, heating, air conditioning, and/or other systems and equipment within the Premises, then upon execution of this Lease, Lessor shall assign such contract(s) to Lessee and Lessee shall be responsible for all costs and expenses required thereunder. If Lessor has not entered into such a contract for regularly scheduled preventative maintenance and service as to any one or more of such system and equipment, then upon execution of this Lease. Lessee shall enter into such a contract with a contractor responsible acceptable to Lessor, and Lessee shall be responsible for all costs and expenses required thereunder.

     F. Lessee agrees to sign a joint maintenance agreement with the railroad company, if any, servicing the Premises if requested by the railroad company. Lessor shall have the right to coordinate all repairs and maintenance of any rail tracks serving or intended to serve the Premises and, if Lessee uses such rail tracks. Lessee shall reimburse Lessor from time to time, upon demand, for its Proportionate Share of the costs of such repairs and maintenance and any other sums specified in any agreement respecting such tracks to which Lessor is a party.

                                       3                              CREA - '93

     6. ALTERATIONS. Lessee shall not make any alterations, additions or improvements to the Premises without the prior written consent of Lessor. Lessee, at its own cost and expense. may erect such shelves, bins, machinery and trade fixtures as it desires provided that (a) such items do not alter the basic character of the Premises or the Building; (b) such items do not overload or damage the same; (c) such items may be removed without injury to the Premises; and (d) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Lessor's specifications and requirements. All installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building or the Premises.

     7. SIGNS. Lessee shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises or the Building without Lessor's prior written approval. Lessee shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage, upon the earlier of vacation of the Premises by Lessee or the removal or alteration of its signage, all of which shall be accomplished at Lessee's sole cost and expense. Lessee shall not, (i) make any changes to the exterior of the Premises or the Building, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows or door lettering. decals. window and storefront stickers, placards, decorations or advertising media of any type that can be viewed from the exterior of the Premises, without Lessor's prior written consent.

     8. UTILITIES. Lessee shall obtain and pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Lessee's use of the Premises, and any maintenance charges for utilities. Lessor shall have the right to cause any of said services to be separately metered to Lessee, at Lessee's expense. If any such services are not separately metered to Lessee, Lessee shall pay on demand to Lessor a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises in the Building. Lessor shall not be liable for any interruption or failure of utility service on the Premises.

     9. INSURANCE.

     A. Lessor shall maintain insurance covering the Building and the Premises in an amount not less than eighty percent (80%) of the "replacement cost" thereof insuring against the perils and costs of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, Liability and Rental Interruption and such other insurance as Lessor shall deem necessary.

     B. Lessee, at its own expense, shall maintain during the term of this Lease (1) a policy or policies of worker's compensation and comprehensive general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of Five Hundred Thousand Dollars ($500,000.00) per occurrence for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises and (2) fire and extended coverage insurance covering the replacement cost of (a) all alterations, additions, partitions and improvements installed or placed on the Premises, (b) all of Lessee's personal property contained within the Premises, and (c) business interruption insurance insuring loss of profits in the event of an insured peril damaging the Premises. Said policies shall (i) name Lessor, as well as such entities or firms as Lessor may engage from time to time as property managers and/or asset or investment managers, as additional insureds (until further notice, it is expressly agreed that Trammell Crow Company. Trammell Crow Company Dallas Industrial, Inc., and Copley Real Estate Advisors, Inc. shall be named as additional insureds), (ii) be issued by an insurance company which is acceptable to Lessor, (iii) provide that such insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Lessor, (iv) shall be delivered to Lessor by Lessee prior to the Commencement Date and at least fifteen (15) days prior to each renewal of said insurance, and (v) shall provide primary coverage to Lessor when any policy issued to Lessor is similar or duplicate in coverage, in which case Lessor's policy shall be excess over Lessee's policies.

     C. Lessee will not permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Lessee shall pay to Lessor on demand any increase in the cost of any insurance on the Premises or the Building incurred by Lessor, which is caused by Lessee's use of the Premises or because Lessee vacates the Premises.

     10. FIRE AND CASUALTY DAMAGE.

     A. Lessee immediately shall give written notice to Lessor if the Premises or the Building are damaged or destroyed. If the Premises or the Building should be totally destroyed by an insured peril, or so damaged by an insured peril that, in Lessor's estimation, rebuilding or repairs cannot be completed within days after the date of Lessor's actual knowledge of such damage, then in either case this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     B. If the Building or the Premises should be damaged but not totally destroyed by any insured peril, and in Labor's estimation, rebuilding or repairs can be substantially completed within

                                       4                              CREA - '93
days after the date of Lessor's actual knowledge of such damage, this Lease shall not terminate, and Lessor shall restore the Premises to substantially its previous condition, except that Lessor shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Lessee's insurance pursuant to Paragraph 9.B. above. Effective upon the date of the occurrence of such damage and ending upon the date of substantial completion (as defined in Paragraph 1.C. above) of Lessor's repair or restoration work, if the Premises are untenantable in whole or part during such period, then the rent shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If such repairs and rebuilding have not been substantially completed within days after the date of such damage, Lessee, as Lessee's exclusive remedy, may terminate this Lease by delivering written notice of termination to Lessor, in which event the rights and obligations hereunder shall cease and terminate, provided, however, that any liabilities of Lessee which accrued prior to termination of this Lease shall survive such termination.

    C. In connection with any repair or reconstruction to the Premises arising from or necessitated by fire or other casualty which is covered by the insurance provided pursuant to Paragraph 9.A. above, Lessee shall pay Lessor upon demand its Proportionate Share of the amount of any deductible of such insurance.

    D. Notwithstanding anything herein to the contrary, in the event the Premises are destroyed or substantially damaged by any peril not covered by the insurance required to be carried by Lessor pursuant to Paragraph 9.A above, or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that insurance proceeds be applied to such indebtedness, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate, provided, however, that any liabilities of Lessee which accrued prior to termination of this Lease shall survive such termination.

     E. Anything in this Lease to the contrary notwithstanding, to the extent of a recovery of loss proceeds under the policies of insurance described in this Lease. Lessor and Lessee hereby waive and release each other and any of their respective related parties and affiliates of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the Building, or personal property within the Building and/or Premises arising from or caused by fire or other casualty or hazard covered or required to be covered by hazard insurance under this Lease. Upon execution of this Lease. Lessor and Lessee shall notify their respective insurance companies of the mutual waivers contained herein and, if available, shall cause each policy described in this Lease to be so endorsed.

     11. LIABILITY AND INDEMNIFICATION.

     A. Lessee agrees that it will indemnify and hold harmless Lessor, its successors, assigns, agents, employees, contractors, partners, directors, officers and affiliates (as that term is defined in the Securities Act of 1933) (collectively, the "Indemnified Parties") from and against all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind or character (a) arising from any breach, violation or non-performance of any term, provision, covenant, agreement or condition on the part of Lessee hereunder, (b) recovered from or asserted against any of the Indemnified Parties on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused, either proximately or remotely, wholly or in part, by any act, omission, negligence or misconduct on the part of Lessee or any of its agents, servants, employees, contractors, or invitees or of any other person entering upon the Premises under or with the express or implied invitation or permission of Lessee, (c) arising from or out of the occupancy or use by Lessee, its agents, servants, employees, contractors, or invitees of the Premises or arising from or out of any event, circumstance, or occurrence within the Premises, howsoever caused, and/or (d) suffered by, recovered from or asserted against any of the Indemnified Parties by Lessee's employees, agents, servants, contractors, or invitees. Such indemnification of the Indemnified Parties by Lessee shall be effective (i) unless such damage to property results from the gross negligence or willful misconduct of Lessor or any of its duly authorized agents or employees, and (ii) unless such injury to person results from the negligence or willful misconduct of Lessor or any of its duly authorized agents or employees.

     B. Lessee covenants and agrees that in case any of the Indemnified Parties shall be made a party to any litigation commenced by or against Lessee with respect to which Lessee has agreed to indemnify the Indemnified Parties hereunder or relating to this Lease or to the Premises, then Lessee shall and will pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred by or imposed upon any of the Indemnified Parties by virtue of any such litigation and the amount of all such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by Lessee to the Indemnified Parties.

     C. The provisions of this Paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. The indemnification provided by this Paragraph 11, is subject to Lessor's waiver of recovery in the preceding Paragraph 10., to the extent of Lessor's recovery of loss proceeds under policies of insurance described in Paragraph 10.

                                       5                             CREA - '93

     12. USE.

     A. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products. materials and merchandise made and/or distributed by Lessee and for such other lawful purposes as may be incidental thereto. Lessee shall not use the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable or hazardous. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Lessor's prior written consent. Lessee shall comply with all federal, state and local governmental and regulations applicable to the use of the Premises, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Lessee's sole expense. Lessee shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Lessor or any other lessees of the Building.

     B. Lessee and its employees, customers and licensees shall have the non-exclusive right to use, in common with others, any parking areas associated with the Premises which Lessor has designated for such use, subject to (1) all reasonable rules and regulations promulgated by Lessor and (2) rights of ingress and egress of other lessees and their employees, customers, agents and invitees. Lessor shall not be responsible for enforcing Lessee's parking rights against any third parties.

     13. INSPECTION. Lessor and Lessor's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is twelve (12) months prior to the end of the Lease term, Lessor and Lessor's representatives may enter the Premises during business hours for the purpose of showing the Premises. In addition, during the same twelve (12) month period Lessor shall have the right to erect a suitable sign on the Premises indicating that the Premises are available. Lessee shall notify Lessor in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Lessor for a joint inspection of the Premises prior to vacating. If Lessee fails to give such notice or to arrange for such inspection, then Lessor's inspection of the Premises shall be deemed correct for the purpose of determining Lessee's responsibility for repairs and restoration of the Premises.

     14. ASSIGNMENT AND SUBLETTING.

     A. Lessee shall not have the right to sublet all or part of the Premises or to assign, transfer or encumber this Lease, or any interest therein, without the prior written consent of Lessor. Any attempted assignment, subletting, transfer or encumbrance by Lessee in violation of the terms and covenants of this Paragraph shall be void. No assignment, subletting or other transfer, whether consented to by Lessor or not, or permitted hereunder, shall relieve Lessee of its liability hereunder. If an event of default occurs while the Premises or any part thereof are assigned or sublet, then Lessor, in addition to any other remedies herein provided, or provided by law. may collect directly from such assignee. sublessee or transferee all rents payable to the Lessee and apply such rent against any sums due Lessor hereunder. No such collection shall be construed to constitute a novation or a release of Lessee from the further performance of Lessee's obligations hereunder.

     B. If Lessee is a corporation, partnership, or other entity, for purposes of subparagraph A above, any transfer or series of related transfers of equity ownership interests in Lessee (or any direct or indirect owners of Lessee) that results in the change of the ultimate ownership of more than fifty percent (50%) of the equity ownership of Lessee shall constitute an assignment of this Lease. The foregoing provision shall not apply, however, if at the time of execution of this Lease Lessee is a corporation the shares of which are listed on a recognized security exchange or in the over-the-counter market.

     C. Upon the occurrence of an assignment or subletting, whether consented to by Lessor, or mandated by judicial intervention, Lessee hereby assigns, transfers and conveys all rents or other sums received by Lessee under any such assignment or sublease, which are in excess of the rents and other sums payable by Lessee under this Lease, and Lessee agrees to pay to Lessor such amounts within ten (10) days after receipt.

     D. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. (S) 101 et. seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Lessor's property under the preceding sentence not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor.

     E. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Lessor an instrument confirming such assumption.

                                    6                                 CREA - '93

     15. CONDEMNATION. If more than fifty percent (50%) of the Premises are taken for any public or quasipublic use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Lessee, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If (i) less than fifty percent (50%) of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof; or (ii) more than fifty percent (50%) of the Premises are taken for any public or quasipublic use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, but the taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Lessee, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Lessor and Lessee hereby assigns any interest in any such award to Lessor; provided, however, Lessor shall have no interest in any award made to Lessee for loss of business or goodwill or for the taking of Lessee's fixtures and improvements, if a separate award for such items is made to Lessee.

     16. SURRENDER OF PREMISES; HOLDING OVER.

     A. At the termination of this Lease, whether caused by lapse of time or otherwise, Lessee shall at once surrender possession of the Premises and deliver them to Lessor in as good repair and condition as existed at the Commencement Date, reasonable wear and tear excepted, and shall deliver to Lessor all keys (or other access control devices) to the Premises, and, if such possession is not immediately surrendered, Lessor may forthwith enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying them, or any part thereof, without having any civil or criminal liability therefor.

     B. All alterations, additions or improvements (whether temporary or permanent in character) made to or fixtures installed in or upon the Premises, either by Lessor or Lessee, shall be Lessor's property on termination of this Lease and shall remain on the Premises. Notwithstanding the foregoing, upon the termination of this Lease Lessor may direct Lessee, at Lessee's expense, to remove all alterations, improvements, and additions installed by Lessee and return the Premises to the condition that existed at the Commencement Date. Subject to Paragraph 25 hereof and provided that all sums owed by Lessee hereunder have been paid, all movable office furniture and equipment not attached to the Building may be removed by Lessee at the termination of this Lease. All such removals shall be accomplished in a good workmanlike manner so as not to damage the Premises or the structural components of the Building or the plumbing, electrical lines or other utilities, and any damage resulting from such removals shall be repaired at Lessee's expense.

     C. All alterations, additions, and improvements directed by Lessor to be removed and all movable office furniture and equipment not attached to the Building not promptly removed after such termination shall thereupon be conclusively presumed to have been abandoned by Lessee, and Lessor may, at its option, take over possession of such property and either (a) declare same to be the property of Lessor by written notice thereof to Lessee or (b) at the sole cost and expense of Lessee remove and store the same or any part thereof in any manner that Lessor shall choose without incoming liability to Lessee or any other person (any such removal and storage costs and expenses being payable by Lessee upon demand).

     D. Should Lessee continue to hold the Premises after the termination of this Lease, whether the termination occurs by lapse of time or otherwise, such holding over shall, unless otherwise agreed by Lessor in writing, constitute and be construed as a tenancy at will at a daily rental equal to one-thirtieth of an amount equal to of the amount of the monthly rental payable during the last month prior to the termination of this Lease, and upon and subject to all of the other terms, provisions, covenants and agreements set forth herein except any right to renew this Lease. No payments of money by Lessee to Lessor after the termination of this Lease shall reinstate, continue or extend the term of this Lease and no extension of this Lease after the termination hereof shall be valid unless and until the same shall be reduced to writing and signed by both Lessor and Lessee. Lessee shall be liable to Lessor for all damage which Lessor shall suffer by reason of any holding over by Lessee and Lessee shall indemnify Lessor against all claims made by any other tenant or prospective tenant against Lessor resulting from delay by Lessor in delivering possession of the Premises to such other tenant or prospective tenant.

     17. QUIET ENJOYMENT. Lessor covenants that on or before the Commencement Date it will have good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other restrictions and other conditions of record. If this Lease is a sublease, then Lessee agrees to take the Premises subject to the provisions of the prior lease. Lessor represents that it has the authority to enter into this Lease and that so long as Lessee pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Lessee shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Lessor, subject to the terms and provisions of this Lease.

                                      7                              CREA - '93

     18. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "event of default" on the part of Lessee under this
Lease:

     A. Lessee shall fail to pay any rental or other payment or reimbursement payable by Lessee hereunder when due, or Lessee shall fail to pay any payment or reimbursement required under any other lease with Lessor when due, and in either case such failure shall continue for a period of five (5) days from the date such payment was due.

     B. Lessee shall fail to pay any amounts owed to contractors or subcontractors for work or services performed in connection with the operation, construction, management or maintenance of the Building as provided herein, and such failure shall continue for a period of five (5) days from the date such payment was due.

     C. Lessee or any guarantor of the Lessee's obligations hereunder shall (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial pant of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this subparagraph C.

     D. Any case, proceeding or other action against the Lessee or any guarantor of Lessee's obligations hereunder shall be commenced seeking (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial pant of its property, and such case, proceeding or other action
(a) results in the entry of an order for relief against it which it is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain undismissed for a period of forty-five (45) days.

     E. Lessee shall fail to discharge any lien placed upon the Premises in violation of Paragraph 21. hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

     F. Lessee shall fail to comply with any term, provision or covenant of this Lease (other than those listed in this Paragraph 18.), and shall not cure such failure within twenty (20) days after written notice thereof to Lessee.

     19. REMEDIES.

     A. Upon each occurrence of an event of default, and in addition to and not in limitation of any other remedy permitted by law or equity or by this Lease, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand:

              (1) Terminate this Lease; and/or

              (2) Enter upon and take possession of the Premises without terminating this Lease; and/or

              (3) Alter all locks and other security devices at the Premises with or without terminating this Lease, deny access to Lessee, and pursue, at Lessor's option, one or more remedies pursuant to this Lease, Lessee hereby specifically waiving any state or federal law to the contrary. This provision shall control over any conflicting provisions of the Texas Property Code or any successor statute governing the right of landlords to change the door locks of commercial tenants to the extent permitted by applicable law.

     B. Upon the occurrence of any event of default Lessee immediately shall surrender the Premises to Lessor, and if Lessee fails so to do, Lessor, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefor.

     C. If Lessor repossesses the Premises with or without terminating the Lease, Lessee, at Lessor's option, shall be liable for and shall pay Lessor on demand all rental and other payments owed to Lessor hereunder accrued to the date of such repossession, plus all amounts required to be payed by Lessee to Lessor until the date of expiration of the term as stated in Paragraph 1. Actions to collect amounts due by Lessee to Lessor under the Lessor's subparagraph may be brought from time to time, on one or more occasions, without the necessity of Lessor's

                                      8                               CREA - '93
waiting until expiration of the Lease termFinancial Printing GroupFinancial Printing Groupwaiting until expiration of the Lease term. Lessor may relet the whole or any portion of the Premises for any period, to any tenant and for any use and purpose.

     D. Upon an event of default, in addition to any sum provided to be paid herein, Lessee also shall be liable for and shall pay to Lessor (1) any brokerage fees incurred by Lessor in connection with the execution of this Lease; (2) brokers' fees incurred by Lessor in connection with any reletting of the whole or any pant of the Premises; (3) the costs of removing and storing Lessee's or other occupant's property; (4) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new lessee or lessees; and (5) all reasonable expenses incurred by Lessor in enforcing or defending Lessor's rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorney's fees and all court costs in connection with such proceeding.

     E. Exercise by Lessor of any one or more remedies hereunder granted or otherwise available, including without limitation, the institution by Lessor, its agents or attorneys of a forcible detainer or ejectment action to re-enter the Premises shall not be construed to be an election to terminate this Lease or relieve Lessee of its obligation to pay rent hereunder and shall not be deemed to be an acceptance of surrender of the Premises by Lessor, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Lessor and Lessee. Lessee and Lessor further agree that forbearance by Lessor to enforce its rights pursuant to the Lease at law or in equity shall not be a waiver of Lessor's right to enforce one or more of its rights in connection with any subsequent default.

     F. In the event Lessee fails to make any payment due hereunder when payment is due, to help defray the additional cost to Lessor for processing such late payments, Lessee shall pay to Lessor on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Lessor's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner.

     G. If Lessor repossesses the Premises pursuant to the authority herein granted, then Lessor shall have the right to (i) keep in place and use or (ii) remove and store, at Lessee's expense, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Lessee at all times prior to any foreclosure thereon by Lessor or repossession thereof by any Lessor thereof or third party having a lien thereon. Lessor also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Lessor a copy of any instrument represented by Claimant to have been executed by Lessee (or any predecessor of Lessee) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Lessor to inquire into the authenticity or legality of said instrument. Lessor may. at its sole option and without prejudice to, or waiver of any rights it may have i) escort Lessee to the Premises to retrieve any personal belongings of Lessee and/or its employees not covered by the Lessor's lien and security interest described in Paragraph 25. hereof, or ii) obtain a list from Lessee of the personal property of Lessee and/or its employees that is not covered by the Lessor's lien and security interest described in Paragraph 25 hereof, and make such property available to Lessee and or Lessee's employees; provided, however, Lessee first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. Any such property not removed by Lessee within five (5) days after demand therefor by Lessor shall thereupon be conclusively presumed to have been abandoned by Lessee to Lessor, and Lessor may, at its option, take over possession of such property and declare same to be the property of Lessor by written notice thereof to Lessee. The rights of Lessor herein stated shall be in addition to any and all other rights that Lessor has or may hereafter have at law or in equity, and Lessee stipulates and agrees that the rights herein granted Lessor are commercially reasonable.

     H. If Lessor fails to commence to perform any of its obligations hereunder within thirty (30) days after written notice from Lessee specifying such failure. Lessee's exclusive remedy shall be an action for damages. Unless and until Lessor fails to so cure said default after such notice, Lessee shall not have any remedy or cause of action by reason thereof. All obligations of Lessor hereunder will be binding upon Lessor only during the period of its possession of the Premises and not thereafter. The term Lessor shall mean only the owner, for the time being, of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Lessor thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Lessor shall not have any personal liability hereunder. In the event of any breach or default by Lessor in any term or provision of this Lease, and, as a consequence, if Lessee shall recover a money judgment against Lessor, such judgments shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Lessor in the Building, and in the rents or other income from the Building receivable by Lessor, and neither Lessor nor Lessor's owners, partners or ventures shall have any personal, partnership, corporate or other liability hereunder.

                                       9                              CREA - '93

     20. MORTGAGES. Lessee accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises, the improvements situated thereon, the Building or the Land, and to any and all increases, renewals, modifications, consolidations. replacements and extensions of such mortgages and deeds of trust; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Lessee's interest in this Lease superior to any such instrument, then by notice to Lessee from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. The provisions of this Paragraph 20 shall be self-operative, and no further instrument shall be required to effect such subordination of this Lease. Lessee shall however, at any time hereafter, within ten (10) days after demand, execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. If Lessee fails to execute the same within such ten (10) day period. Lessor is hereby authorized to execute the same as attorney-in-fact for Lessee. Lessee agrees to attorn upon demand to any mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Lessor under this Lease. The agreement of Lessee to attorn upon demand contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee's sale. Lessee shall upon demand at any time or times, before or after any such foreclosure sale or trustee's sale, execute, acknowledge and deliver to any mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale any and all instruments and certificates that in the judgment of such party may be necessary or proper to confirm or evidence such attornment, and Lessee hereby irrevocably appoints any such mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Lessee's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.

     21. MECHANIC'S LIENS. Lessee has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Lessor or Lessee in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Lessee, including those who may furnish materials or perform labor for any construction or repairs. Lessee covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Lessor harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Lessor in the Premises or under the terms of this Lease. Lessee agrees to give Lessor immediate written notice of the placing of any lien or encumbrance against the Premises.

     22. MISCELLANEOUS.

     A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     B. In the event the Premises constitute a portion of a multiple occupancy building, Lessee's "Proportionate Share", as used in this Lease, shall mean a fraction, the numerator of which is the space contained in the Premises and the denominator of which is the entire rentable space contained in the Building.

     C. The terms, provisions and covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

     D. Lessor shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other cause of any kind whatsoever which are beyond the control of Lessor.

     E. Lessee agrees, from time to time, within ten (10) days after request of Lessor, to deliver to Lessor, or Lessor's designee, a Certificate of Occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, and an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other factual matters pertaining to this Lease as may be requested by Lessor. It is understood and agreed that Lessee's obligation to furnish the above-described items in a timely fashion is a material inducement for Lessor's execution of this Lease. If Lessee fails to execute any such estoppel certificate within such ten (10) day period. Lessor is hereby authorized to execute the same as attorney-in-fact for Lessee.

     F. This Lease constitutes the entire understanding and agreement of the Lessor and Lessee with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Lessor and Lessee

                                       10                             CREA - '93
with respect thereto. Lessor and Lessee each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Lessor or Lessee, or anyone acting on behalf of Lessor or Lessee, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     G. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Lessee vacating the Premises, Lessee shall pay to Lessor any amount reasonably estimated by Lessor as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear excluded. Lessee shall also, prior to vacating the Premises, pay to Lessor the amount, as estimated by Lessor, of Lessee's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Lessor for payment of such obligations of Lessee hereunder, with Lessee being liable for any additional costs therefor upon demand by Lessor, or with any excess to be returned to Lessee after all such obligations have been determined and satisfied as the case may be. Any security deposit held by Lessor shall be credited against the amount due by Lessee under this Paragraph 22.G.

     H. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     I. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

     J. Lessee represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, other than as may be referenced in a separate written agreement executed by Lessee, and delivered to Lessor prior to execution of this Lease, and Lessee agrees to indemnify and hold Lessor harmless from and against any claims by any other broker, agent or other persons claiming a commission or other form of compensation by virtue of having dealt with Lessee with regard to this leasing transaction.

     K. If and when included within the term "Lessor", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Lessor. If and when included within the term "Lessee", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Lessee. All parties included within the terms "Lessor" and "Lessee", respectively, shall be bound by notices given in accordance with the provisions of Paragraph 23, hereof to the same effect as if each had received such notice.

                                       11                             CREA - '93

     L. LESSEE ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS. WHERE IS" CONDITION, (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LESSOR HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES,
(3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LESSOR (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, IF ONE SHALL BE ATTACHED, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.

     M. Lessor and Lessee agree that the terms and conditions of this Lease are confidential and the parties hereto agree not to disclose the terms of this Lease to any third party.

     N. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as rent, shall constitute rent.

     O. This is a contract under which applicable law excuses Lessor from accepting performance from (or rendering performance to) any person or entity other than Lessee.

     23. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Lessor to Lessee or with reference to the sending, mailing or delivering of any notice or the making of any payment by Lessee to Lessor shall be deemed to be complied with when and if the following steps are taken:

     A. All rent and other payments required to be made by Lessee to Lessor hereunder shall be payable to Lessor at the address for Lessor set forth below or at such other address as Lessor may specify from time to time by written notice delivered in accordance herewith. Lessee's obligation to pay rent and any other amounts to Lessor under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Lessor.

     B. All payments required to be made by Lessor to Lessee hereunder shall be payable to Lessee at the address set forth below, or at such other address within the continental United States as Lessee may specify from time to time by written notice delivered in accordance herewith.

     C. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice) or (2) deposit in the United States Mail, postage prepaid. Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

     24. HAZARDOUS WASTE. The term "Hazardous Substances", as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Lessee hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Lessees business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Lessor; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Lessee's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; (iii) no portion of the Premises will he used as a landfill or a dump; (iv) Lessee will not install any underground tanks of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Lessee will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the term of the Lease, the Premises is found to be so contaminated or subject to said conditions, Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Lessee. The foregoing indemnification shall survive the termination or expiration of this Lease.

     Unless expressly identified on an addendum to this Lease, as of the date hereof there are no "Permitted Activities" and/or "Permitted Materials" for purposed of the foregoing provision and none shall exist unless and until approved in writing by Lessor.


                                      12                              CREA - '93

     25. Lessor hereby waives any Landlord's liens and lien rights it might hold, including all statutory, common law, constitutional, contractual or other liens and lien rights, to any inventory, equipment, machinery or other personal property owned or leased by Lessee and now or hereafter located on the Premises.

     EXECUTED BY LESSOR, this day of _____________. 19__.
TRAMMELL CROW INTERNATIONAL PARTNERS, a Texas Limited Partnership

By: Trammell Crow Ventures, Ltd:, a Texas limited partnership
By: Trammell Crow Ventures, Inc., a Texas Corporation

By:__________________________________      By:__________________________________

Title:_______________________________      Title:_______________________________

                                           By:__________________________________

                                           Title:_______________________________

ADDRESS:                                   ADDRESS:


3500 Trammell Crow Center
----------------------------------------   -------------------------------------
2001 Ross Ave., Dallas, Texas 75201-2997
----------------------------------------   -------------------------------------
copy to: 220 Ross Avenue, Suite 3700
         Dallas, Texas 75201
----------------------------------------   -------------------------------------

     EXECUTED BY LESSEE this ______ day of _______________, 19__.

CUPLEX, INC.
----------------------------------------   -------------------------------------

By:                                        By:
   -------------------------------------      ----------------------------------
       J. Jeff Ryno
Title: Executive Vice President            Title:
       ---------------------------------         -------------------------------

ADDRESS:

11420 Pagemill Road
----------------------------------------

Dallas Texas 75243
----------------------------------------

                              SPECIAL PROVISIONS
                                      FOR
                                    CUPLEX


25a. HAZARDOUS WASTE

     The term "Hazardous Substances," as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Lessee hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Lessee's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Lessor; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Lessee's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as landfill or a dump; (iv) Lessee will not install any underground tanks of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Lessee will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described below, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Lessor or Lessor's representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Lessor's sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Lessee shall immediately take such corrective action as requested by Lessor. Should Lessee fail to take such corrective action within 24 hours, Lessor shall have the right to perform such work and Lessee shall promptly reimburse Lessor for any and all costs associated with said work. If at any time during or after the term of the Lease, the Premises is found to be so contaminated or subject to said conditions, Lessee shall diligently institute proper and thorough cleanup procedures at Lessee's sole cost, and Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Lessee. The foregoing indemnifications and the responsibilities of Lessee shall survive the termination or expiration of this Lease. Notwithstanding anything in this Lease, Lessee shall not be liable for nor indemnify Lessor from any Hazardous Substances or violation of Environmental Law unless caused by Lessee.

     Permitted: A wave soldering machine is permitted as long as it use complies with all laws and regulations and the solder does not penetrate the vinyl composition tile, the slab or any part of the Premises.

25b. NONDISCLOSURE

     Lessee acknowledges that Lessor has a business interest in maintaining the confidentiality of the lease terms negotiated with various tenants. As a material part of the consideration for this Lease, Lessee hereby agrees that it shall not disclose the terms of this Lease to any person without the prior written consent of Lessor. Lessee agrees, in addition to any other rights or remedies which Lessor may possess, that Lessor shall be entitled to injunctions without bond or security in the event of any actual or threatened breach of this Section by Lessee. The provisions of this Section shall survive the termination of this Lease.

25c. NONDISTURBANCE

     Notwithstanding anything contained herein to the contrary (i) Lessor covenants and agrees to use reasonable efforts to obtain from any mortgage holder currently in place a nondisturbance agreement when requested by Lessee, and (ii) Lessee's agreement to subordinate this Lease to any future mortgage is expressly subject to and conditional upon Lessor using reasonable efforts to obtain from such future mortgage holder an new nondisturbance agreement in favor of Lessee.

25d. This Lease is contingent on the successful termination of the existing
     Lessee (Avnet, Inc.)

25e. Lessee accepts the Premises in its "As-Is" condition.

                                  EXHIBIT "A"
                               LEGAL DESCRIPTION
                               -----------------

BEING approximately 33,149 square feet out of an approximate 48,862 square foot facility commonly known as Northgate I, Building 15, located on Pagemill Road in Dallas, Texas and situated on a tract of land described as follows:

BEING a tract of land situated in the John Jackson Survey, Abstract No. 699, City of Dallas, Dallas County, Texas; and being part of Block B/8073 of the Northgate Business Park, First Installment as recorded in Volume 74113, Page 1136 of the Map and Deed Records of Dallas County, Texas; and being more particularly described as follows:

BEGINNING at a point in the East line of Pagemill Road (60' R.O.W.), said point being in a Northerly direction along said East line of Pagemill Road a distance of 337.00 feet from the intersection of said East line and the North line of Chartwell Drive (60' R.O.W.).

THENCE North 13 degrees 20'55" East, along said East line of Pagemill Road, a distance of 360.00 feet to a point for a corner;

THENCE South 76 degrees 39'05" East, a distance of 340.00 feet to a point for a corner, said point being in the centerline of a railroad lead track;

THENCE South 13 degrees 20'55" West, along said centerline of a railroad lead track, a distance of 360.00 feet to a point for a corner;

THENCE North 76 degrees 39'05" West, a distance of 340.00 feet to the POINT OF BEGINNING and CONTAINING 122,400 square feet or 2.8099 acres of land, more or less.

                         SUPPLEMENTAL LEASE AGREEMENT

This Supplemental Lease Agreement is made and entered into this _______ day of ___________________, 1999 by and between:


                         NORTHGATE BUSINESS PARK, INC.
               BY: KENNEDY ASSOCIATES REAL ESTATE COUNSEL, INC.
                           (ITS INVESTMENT MANAGER)
              c/o THE INDUSTRIAL GROUP MANAGEMENT SERVICES, INC.
                                P.O. BOX 802047
                           DALLAS, TEXAS 75380-2047

                                      AND

                         DYNAMIC DETAILS INCORPORATED
                       (FORMERLY KNOWN AS CUPLEX, INC.)
                           11410-11420 PAGEMILL ROAD
                              DALLAS, TEXAS 75243
                             (48,862 SQUARE FEET)

This Second Supplemental Lease Agreement shall modify the original Lease Agreement between Northgate Business Park, Inc., successor in interest to Trammel Crow International Partners (Lessor), and Dynamic Details Incorporated, formerly know as Cuplex, Inc. (Lessee) dated on or about June 21, 1993, for 11410 Pagemill, as amended on or about September 12, 1995, and Lease Agreement dated November 2, 1995, for 11420 Pagemill (which together with any amendments, modifications and extensions thereof is hereinafter called the "Lease"); and Supplement Lease Agreements dated June 24, 1998, in which certain real estate and premises therein described and situated in the County of Dallas, City of Dallas and the State of Texas were demised and leased by Landlord to Tenant.

It is the sole intent of this Supplemental Lease Agreement to modify the Lease by the following provisions:

1. The original term of the Lease Agreement as described in Paragraph 1. shall be extended for a further term of Thirty-six (36) months beginning April 1, 1999 (the "Renewal Commencement Date") and ending March 31, 2002.

2. Beginning on the Renewal Commencement Date the monthly base rental as referenced in Paragraph 2.A. of the original Lease Agreement shall be:
     Months 1-36: $4.00 per square foot ($16,287.33 per month)

3. Tenant will continue to pay its proportionate share of the operating expenses as per Paragraph 2C of the Original Lease Agreement.

4. Landlord and Tenant represent each to the other that it has full right and authority to enter into this Supplemental Lease Agreement.

5. Lessor and Lessee upon execution of the document shall be known as Landlord and Tenant.

6. Tenants total square footage consists of 48,862 square foot, which reflects 11410 Pagemill Road and 11420 Pagemill Road.

7. Landlord will provide up to $50,000.00 for tenant improvements. Tenant will be responsible for any costs in excess of $50,000.00. Landlord has approved the plans for the tenant improvements as shown on "Exhibit A" and tenant shall not be required to return the improvements outlined on Exhibit A (except as provided herein) back to their original condition. Furthermore, Landlord shall have approval of tenant's contractor. Tenant contractor shall be required to have insurance requirements acceptable to Landlord. After Landlord has received receipt of paid invoices and executed lien waivers from Tenant, Landlord agrees to reimburse Tenant for all approved expenditures for tenant improvements and construction up to the provided amount of $50,000.00. These improvements shall be performed within six (6) months of execution of this Supplemental Lease Agreement.

8. Notwithstanding the provisions of the Original Leases to the contrary, the name of the Lessee, Cuplex, Inc. shall be known as Dynamic Details Incorporated.

9. Renewal Option - Provided that Tenant is not in default of any of the terms, covenants and conditions hereof, and this Lease has not been assigned or the premises (or a part thereof) sublet, Tenant shall have the right and option to extend the original term of this Lease for one further term of thirty six (36) months. Such extension of the original term shall be on the same terms, covenants and conditions as provided for in the original term except for this paragraph and except that the rental during the extended term shall be at the fair market rental then in effect on equivalent properties, of equivalent size, in equivalent areas (but in no event less than the rental rate specified in Paragraph 2 of this Supplemental Lease Agreement). Tenant shall deliver written notice to Landlord of Tenant's intent to exercise the renewal option granted herein not more than one hundred and eighty (180) days nor less than one hundred fifty days (150) days prior to the expiration of the original term of this Lease. In the event Tenant fails to deliver such written notice within the time period set forth above then Tenant's right to extend the term hereof shall expire and be of no further force and effect. In the event Landlord and Tenant fail to agree in writing upon the fair market rental within thirty (30) days after exercise by Tenant of this renewal option, Tenant's right hereunder to extend the term under this Paragraph shall become null and void.

10. Tenant may remove three (3) walls as shown on Exhibit A and highlighted in yellow, provided Landlord may at its sole opinion require Tenant to reconstruct walls and any other items affected by removing such walls prior to Lease expiration.

Except as expressly provided herein all of the other terms and conditions of the Lease shall remain in effect and unchanged.

Signed by Landlord this _____ day of _______________, 1999.

Landlord:

NORTHGATE BUSINESS PARK, INC.

Signed: _____________________________     Witness: ____________________________

Printed Name: _______________________     Title: ______________________________

Title: ______________________________

Signed by Lessee this 2nd day of March, 1999.

Tenant:

DYNAMIC DETAILS INCORPORATED

Signed: /s/ T. Caldwell                   Witness: /s/ Nancy White
        -----------------------------         ---------------------------------
Printed Name: T. Caldwell                 Title: Administrative Assistant
              -----------------------            ------------------------------
Title:        Vice President
              -----------------------


                                   EXHIBIT A

                    [GRAPHIC OF 11410 PAGEMILL, DALLAS, TX]

                                       3